UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2006

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

On November 3, 2006, Mr. J. Michael Gullard was elected to the Board of Directors of Planar Systems, Inc. (the “Company”) for a term expiring at the Company’s 2007 Annual Meeting of Shareholders. Mr. Gullard has been elected to serve on the Audit Committee of the Board of Directors. As a member of the Company’s Board of Directors, Mr. Gullard will receive a $20,000 annual retainer, $2,000 for attendance at each board meeting, and an annual retainer of $12,000 as a member of the Audit Committee. Mr. Gullard will also be eligible to receive grants of Company common stock or options to purchase Company common stock under the Amended and Restated Planar Systems, Inc. 1993 Stock Option Plan for Nonemployee Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 8, 2006.

PLANAR SYSTEMS, INC. (Registrant)

By	\s\ Scott Hildebrandt
Scott Hildebrandt Vice President and Chief Financial Officer